As filed with the Securities and Exchange Commission on June 25, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ESPERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	26-1870780 (I.R.S. Employer Identification Number)

46701 Commerce Center Drive

Plymouth, MI 48170

(734) 862-4840

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tim M. Mayleben

President and Chief Executive Officer

46701 Commerce Center Drive

Plymouth, MI 48170

(734) 862-4840

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Arthur R. McGivern, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1000	Troy A. Ignelzi Vice President—Business Development Esperion Therapeutics, Inc. 46701 Commerce Center Drive Plymouth, MI 48170 (734) 862-4840	Bruce K. Dallas, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-188595

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, $0.001 par value per share	575,000	$14.00	$8,050,000	$1,098.02

(1)

Represents only the additional number of shares being registered and includes 75,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-188595).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $77,625,000 on a Registration Statement on Form S-1 (File No. 333-188595), which was declared effective by the Securities and Exchange Commission on June 25, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $14.00 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-188595) filed by Esperion Therapeutics, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 25, 2013, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth, Michigan on the 25th day of  June, 2013.

ESPERION THERAPEUTICS, INC.

By:	/s/ Tim M. Mayleben
Tim M. Mayleben President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Tim M. Mayleben	President, Chief Executive Officer and Director	June 25, 2013
Tim M. Mayleben	(Principal Executive Officer and Principal Financial Officer)

/s/ Richard B. Bartram	Controller (Principal Accounting Officer)	June 25, 2013
Richard B. Bartram

*	Director	June 25, 2013
Patrick Enright

*	Director	June 25, 2013
Dov A. Goldstein, M.D.

*	Director	June 25, 2013
Daniel Janney

*	Director	June 25, 2013
Louis G. Lange, M.D., Ph.D.

*	Chief Scientific Officer, Director and Executive Chairman	June 25, 2013
Roger S. Newton, Ph.D., FAHA

*	Director	June 25, 2013
Nicole Vitullo

*By:	/s/ Richard B. Bartram
Richard B. Bartram Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Exhibit Index
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*                                         Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-188595), originally filed with the Securities and Exchange Commission on May 14, 2013 and incorporated by reference herein.

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